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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         This Agreement is made this 14th day of December, 2001, by and between Western Reserve Bancorp., Inc., an Ohio corporation (the "Corporation"), and Edward J. McKeon (the "Employee").

         WHEREAS, the Board of Directors of the Corporation believes that the future services of the Employee in the capacity of President and Chief Executive Officer will be of great value to the Corporation;

         WHEREAS, the Corporation and Employee have previously entered into an Employment Agreement dated as of October 22, 1997 (the "Prior Agreement"), which has been amended by an Addendum to Employment Agreement dated as of June 28, 1998, and a Stock Option Grant Agreement and Second Addendum to Employment Agreement dated as of October 22, 1998 (the "Second Addendum"); and

         WHEREAS, the Corporation operates a wholly owned commercial banking subsidiary known as Western Reserve Bank, which is engaged in the general business of banking, hereinafter the "Bank"; and

         WHEREAS, the Employee is willing to continue in the employ of the Corporation and the Bank on a full-time basis for the term of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:

1.       TERM -- AGREEMENT TO SERVE

         The Corporation hereby employs for itself, the Bank and or any additional subsidiaries (hereinafter sometimes collectively referred to as the "Corporation"), the services of Employee for a period commencing as of January 1, 2002 and terminating December 31, 2005 (the "Termination Date"), subject to the rights of earlier termination hereinafter set forth, to perform the duties of President and Chief Executive Officer for the Corporation and the Bank. The Employee hereby accepts such employment in consideration of the compensation and the other terms and conditions herein provided, and agrees to serve the Corporation well and faithfully and to devote his best efforts to such employment as long as it shall continue hereunder. During the period of such employment, the Employee will devote all of his time and attention -- reasonable vacations, periods of illness and the like excepted -- to the affairs of the Corporation.

2.       BASE SALARY AND FRINGE BENEFITS

         Except as otherwise provided herein, as compensation for these services hereunder, the Corporation will pay to Employee, in installments and on dates in accordance with its normal payroll, during the period of his employment hereunder, a base salary at the aggregate rate of One Hundred Thirty Six Thousand Five Hundred Dollars ($136,500)

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         per year, subject to the right of the parties, by mutual agreement, to adjust such rate upward in respect of any future calendar year or years after the date hereof, (hereinafter referred to as "Base Pay"). It is the intent of the parties that the base salary set forth herein will be reviewed for the year 2002 after the Compensation Committee of the Corporation has conducted its annual review of Employee for the year ended December 31, 2001.

         In addition the Corporation shall:

         (a) Pay for and provide to the Employee for his exclusive use a full-sized automobile, the make and model of which shall be mutually agreed to between the Corporation and the Employee, which automobile shall be equipped with a car phone.

         (b) Provide $250,000 in term life insurance, payable to the beneficiary of Employee's choice.

         (c)      Provide four (4) weeks paid vacation annually.

         (d) Pay for and provide to Employee reasonable and customary disability insurance that shall provide Employee with a monthly disability insurance payment equal to not less than 60% of his monthly Base Pay in the event of disability.

         (e) Provide comprehensive health and medical insurance coverage at least comparable to that provided to other employees of the Company.

         (f) Reimburse fees and expenses incurred in connection with business of the Corporation or the Bank including fees for attendance at banking related conventions and similar items approved by the Board of Directors.

3.       BONUS AND OPTIONS

         (a) Subject to the rules and regulations applicable thereto, the Corporation shall provide for Employee's participation in any incentive employee benefit plans or programs administered by the Corporation or the Bank or under its direction, including any employee bonus plans as may presently exist or are be placed into effect after the date hereof.

         (c) (b) The Corporation and Employee hereby acknowledge that options to purchase shares of the common stock of the Corporation have been granted to Employee under the terms of the Second Addendum (the "Options") and the Employee agrees to abide by the terms of the Second Addendum and the terms of the Amended and Restated Western Reserve Bancorp, Inc. 1998 Stock Option Plan relative to the Options.






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4.       TERMINATION OF EMPLOYMENT

         The employment of the Employee under the terms of this Agreement shall cease and terminate as follows:

         (a)      EXPIRATION OF TERM

                  On the Termination Date; or,

         (b)      DEATH

                  On the date of his death; or,

         (c)      TERMINATION BY THE CORPORATION WITH CAUSE

                  For Cause at any time by action of the Board. For purposes hereof, the term "Cause" shall mean removal by order of a regulatory agency having jurisdiction over the Corporation or the Bank, or the Employee's willful and repeated failure to perform his duties under this Employment Agreement, which failure has not been cured within thirty (30) days after the Corporation gives notice thereof to the Employee; it being expressly understood that negligence or bad judgment shall not constitute "Cause" so long as such negligent act or omission shall be without intent of personal profit and is reasonably believed by the Employee to be in or not adverse to the best interests of the Corporation; or,

         (d)      DISABILITY

                  Upon receipt by the Employee of written notice from the Corporation that, in its opinion, based on reliable medical evidence, the Employee is unable by reason of permanent physical or mental disability to continue the proper performance of his duties hereunder. For purposes of this Employment Agreement, the Employee's "permanent disability" shall be deemed to have occurred after one hundred eighty
                  (180) consecutive days, during which one hundred eighty (180) days the Employee, by reason of his physical or mental disability or illness, shall have been unable to discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred eightieth (180th) day. In the event either the Corporation or the Employee, after receipt of notice of the Employee's permanent disability from the other, dispute that the Employee's permanent disability shall have occurred, the Employee shall promptly submit to physical examinations by three physicians in the Cleveland, Ohio, area and, unless two of such physicians shall issue their written statement to the effect that in their opinion, based on their diagnosis, the Employee is capable of resuming his employment and devoting his full time and energy to discharging his duties within sixty (60) days after the date of such statement, such permanent disability shall be deemed to have occurred; or,


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         (e)      TERMINATION BY THE CORPORATION WITHOUT CAUSE

                  At the election of the Corporation, at any time during the term of this Agreement without cause.

         (f)      TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL.

              i) A "Change in Control" shall result if, and shall be deemed to have occurred on the date of, a transaction pursuant to which:

                  (a) Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange
                        Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; provided that not withstanding anything in this definition of beneficial owner to the contrary, no person shall be deemed to be the beneficial owner of, or to beneficially own, any security beneficially owned by another person solely by reason of a revocable proxy given in response to a public proxy or consent solicitation or any agreement, arrangement or understanding with such other person relating to the solicitation of revocable proxies made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, provided that such other person retains the right at any time to withdraw from, revoke or terminate any such agreement, arrangement or understanding and further provided that such persons would not otherwise be deemed to be a group under
                        Section 13(d) of the Exchange Act or otherwise be deemed to be acting in concert;

                  (b) A merger, consolidation, sale of assets, reorganization, or proxy contest is consummated and, as a consequence of which, members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

                  (c) During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; or

                  (d) A merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Corporation immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent


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                        (50%) of the combined voting power of the voting
                        securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.

                  Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of the Corporation or a subsidiary of the Corporation, or other similar fiduciary capacity of the Corporation with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (i)(a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be treated as a person or group within the meaning of subsection (i)(a) hereof.

      ii) If during the term of this Agreement and after the date of a Change in Control, Employee is discharged without Cause or Employee resigns because he has: (1) been demoted, (2) had his compensation reduced, (3) had his principal place of employment transferred away from Medina County, Ohio or a county contiguous thereto, or (4) had his job title, status or responsibility materially reduced, then the Corporation shall make the payments to Executive set forth in subsection (iv) of this Section (f).

      iii) If Employee is discharged by the Corporation other than for Cause and there is a Change in Control within twelve (12) months following the discharge, then the Company shall make the payments to Executive set forth in subsection (iv) of this Section (f).

      iv) In the event of the termination of Employee's employment as described in (ii) or (iii) above, Employee shall be entitled to receive: (1) a lump sum cash payment equal to 2.99 times his Compensation (as defined below), or (2) upon Employee's election,
              2.99 times his Compensation payable in equal monthly payments, in cash, without interest. The lump sum cash payment or the first monthly cash payment, as the case may be, shall be paid at the end of the first month commencing after the Employee's termination of employment in the case of a benefit entitlement under Subsection
              (ii) above, and in the event of the election by Employee to receive monthly payments, shall continue each consecutive month thereafter until 36 payments have been made. In the event of termination of employment as described in (iii) above, the lump sum or first monthly payment shall be paid immediately upon the Change in Control. If Employee's employment is terminated as described in Subsection (ii) above, then in addition to the above cash payment(s), the Corporation shall continue at no cost to Employee for the term of the Benefit Period as defined below, the benefits to which Employee's is entitled under Sections 2(a), (b),
              (d) and (e) at the same levels that had been provided immediately prior to his termination of employment. The Benefit Period shall commence on the date of termination of the Employee's employment and shall end on the last day of the 36th consecutive whole month thereafter.


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                  In the event Employee dies before collecting all amounts and benefits due under this Section, any payments owing shall be paid to the person or persons as stated in the last designation of beneficiary concerning this Agreement signed by Employee and filed with the Corporation, and if not, then to the personal representative of the Employee.

                  The payments and benefits provided for in this Section 3(f) are in lieu of compensation, benefits or amounts the Employee might otherwise be entitled to under the Corporation's severance policy or otherwise payable by the Corporation by reason of termination of employment.

                  The term "Compensation," as used in this section, shall mean the average of the sum of Employee's base salary plus any cash bonuses for the last three complete calendar years preceding Employee's termination of employment. Compensation shall not include any amount, other than base salary and cash bonuses, included in Employee's taxable compensation for federal income tax purposes and reported to Employee and the Internal Revenue Service ("IRS"), such as the reporting of previously deferred compensation or gain realized upon exercise of any non qualified stock options.

      v) Any subsequent employment by Employee shall not reduce the obligation of the Corporation to make the full payments and provide the full benefits specified herein and Employee shall have no obligation to seek other employment or otherwise mitigate the effect of his discharge from employment.

Upon termination of employment of the Employee pursuant to paragraph 4(a), (b),
(c) or (d) above, the Employee shall be entitled to receive the amount of Base Pay provided for in paragraph 2 hereof through the date of his termination of employment. In the event of the termination of employment of Employee pursuant to paragraph 4(e) above, the Corporation shall pay to the Employee his Base Pay and other benefits listed in paragraphs 2 and 3 through the Termination Date.

5.       COVENANT NOT TO COMPETE

         (a) Throughout the term of this Agreement and for a period of two years thereafter, Employee agrees that he will not, except on behalf of the Corporation or with the written consent of the Corporation,

                  (i) engage in any business activity, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than 1% of the outstanding stock of a publicly held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation, which is competitive with any activity in which the Corporation or any parent, subsidiary or affiliate of the Corporation is engaged at the time,


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                  (ii)    allow the use of his name by or in connection with any
                          business which is competitive with an activity in which the Corporation or any parent, subsidiary or affiliate of the Corporation is engaged, or

                  (iii) offer employment to or employ, for himself or on behalf of any competitor of the Corporation or any parent, subsidiary or affiliate thereof, any person who at any time within the prior three years shall have been employed by the Corporation or any parent, subsidiary or affiliate of the Corporation.

         (b) The parties acknowledge that this paragraph 5 is fair and reasonable under the circumstances. It is the desire and intent of the parties that the provisions of this paragraph 5 shall be enforced to the fullest extent permitted by law. Accordingly, if any particular portion of this paragraph 5 shall be adjudicated to be invalid or unenforceable, this paragraph 5 shall be deemed amended to

                  (i) reform the particular portion to provide for such maximum restrictions as will be valid and enforceable, or if that is not possible,

                  (ii) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such reformation or deletion to apply only with respect to the operation of this paragraph 5 in the particular jurisdiction in which such adjudication is made.

         (c) During the term of Employee's employment hereunder, the covenants contained in this paragraph 5 shall apply without regard to geographic location. Upon the termination of Employee's employment, the covenants contained in this paragraph 5 shall be limited to Medina County, Ohio and contiguous counties, except for Cuyahoga County.


6.       INVENTIONS, DISCOVERIES AND IMPROVEMENTS

         The Employee hereby agrees to assign and transfer to the Corporation, its successors and assigns, his entire right, title and interest in and to any and all inventions, discoveries, trade secrets and improvements thereto which he may discover or develop, either solely or jointly with others, during his employment hereunder and for a period of one year after termination of such employment, which would relate in any way to the business of the Corporation or any parent, subsidiary or affiliate of the Corporation, together with all rights to letters patent, copyrights or trademarks which may be granted with respect thereto. Immediately upon making or developing any invention, discovery, trade secret or improvement thereto, Employee shall notify the Corporation thereof and shall execute and deliver to the Corporation, without further compensation, such documents as may be necessary to assign and transfer to the Corporation his entire right, title and interest in and to such invention, discovery, trade secret or improvement thereto, and to prepare or prosecute applications for letters patent with respect to the same in the name of the Corporation.


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7.       CONFIDENTIAL INFORMATION

         Employee shall not at any time, in any manner, while employed by the Corporation or thereafter, either directly or indirectly, except in the course of carrying out the Corporation's business or as previously authorized in writing on behalf of the Corporation, disclose or communicate to any person, firm, or corporation, any information of any kind concerning any matters affecting or relating to the Corporation's business or any of its data, figures, projections, estimates, customer lists, tax records, personnel histories, and accounting procedures of the Corporation, without regard to whether any or all of such information would otherwise be deemed confidential or material.

8        NON-ASSIGNABILITY

         (a) Neither party to this Agreement shall have the right to assign this Agreement or any rights or obligations hereunder provided that nothing herein shall prevent the Employee from designating one or more members of his family or a trust or trusts for the members of his family as a beneficiary or beneficiaries entitled to receive payments hereunder as heretofore specified.

         (b) Except as provided above, no title to any payments which shall become due and payable to the Employee, his personal representative or designated beneficiary under the provisions hereof, shall be vested in him or any of them until the actual payment thereof is made to such person by the Corporation in accordance with the provisions of this Agreement. Neither he nor any of them shall have the right or power to transfer, assign, anticipate or encumber any interest in any such payment, prior to the actual receipt thereof from the Corporation. Neither this Agreement, the Corporation nor any person's rights hereunder shall be liable for the debt, contract or engagement of any of them. None of them shall be permitted to appoint any agent or attorney-in-fact and except as provided herein, to collect or receive his share of such payments or any part thereof unless permission to do so shall be specifically granted by the Corporation in writing. The Corporation, in the absence of such written permission, shall not in any manner recognize such appointment, transfer, assignment or encumbrance.

         (c) If the Employee or any personal representative or any designated beneficiary attempts to transfer, assign or encumber his interest in such payments, or any part thereof, prior to the payment or distribution thereof to him or her; or, if any transfer or seizure thereof is attempted to be made or brought through the operation of any bankruptcy or insolvency law, the right of the person taking such action or concerned therein or affected thereby, and who would, but for this provision, be entitled to receive such payments, or any part thereof, shall forthwith and ipso facto terminate, all rights bestowed on any such person being hereby, on the happening of any such event, expressly revoked; and the Corporation shall thereafter, in its absolute discretion, at such time or times as it


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                  deems proper, cause such part of such person's theretofore existing share of such payments to be paid to such person or persons, including the Employee, of any parent, spouse or child of said person, as the Corporation, in its uncontrolled discretion, shall deem advisable; and the remainder of such payments, if any, may be distributed by the Corporation to the person or person who would have been entitled to receive the same if such person had died immediately prior to said attempted transfer, assignment or encumbrance, or attempted transfer or seizure by operation of law.

9.       BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of any successor of the Corporation, and any such successor shall be deemed substituted for the Corporation under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation, or other business entity which, at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of the Corporation.

10.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties hereto concerning the subject matter hereof, and cancels any and all other oral or written agreements or understandings between the parties with respect to the subject matter hereof, provided, however, that the provisions of the Second Addendum, other than paragraph 4 thereof, shall remain in full force and effect. The Agreement may not be changed orally, but only by agreement in writing signed by both parties.


11.      AUTHORIZATION FOR ACTS OF CORPORATION

         Any act, request, approval, consent or opinion of the Corporation hereunder shall be authorized, given or expressed by resolution of its Board of Directors.

12.      ARBITRATION

         Subject to the Corporation's right to seek injunctive relief under paragraph 5 of this Agreement, in the event the parties are unable to resolve any issue, misunderstanding, disagreement or dispute after making a good faith effort to do so, the parties hereto agree to arbitrate any such issue, misunderstanding, disagreement or dispute in connection with the terms in effect in this Agreement in accordance with the Rules of the American Arbitration Association, before one arbitrator mutually agreeable to the parties hereto. If after eight weeks they have been unable to agree upon one arbitrator, then either party may appoint one arbitrator and require the other party to appoint a second arbitrator. Whereupon, the two appointed arbitrators shall appoint a third arbitrator mutually agreeable to the two arbitrators. The arbitration shall occur in Medina, Ohio, or such other place as mutually agreed upon. Each party shall bear their own expenses in



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         connection with such arbitration. Judgement on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

13.      GOVERNING LAW

         This Agreement is executed and delivered in the State of Ohio and is intended to be interpreted, construed and enforced in accordance with the laws of such State.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by the Chairman of its Board of Directors, and the Employee has signed this Agreement, all as of the date and year first above written.



                            Western Reserve Bancorp, Inc.


                                    /s/ P.M. Jones
                            By:
                                 --------------------------------------------
                                  P.M. Jones, Chairman, Board of Directors



                                    /s/ Edward J. McKeon

                                 --------------------------------------------
                                  Edward J. McKeon





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